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                                                                    EXHIBIT 10.1

                                LETTER OF INTENT

LETTER OF INTENT, dated as of 15th day of June, 2002 by and between SHENZHEN FUHAOHENG INVESTMENT CO., LTD, a Chinese corporation having its registered place of business at Room 2201, Block A, International Trade Plaza, Fu Hong Road, Shenzhen, People's Republic of China (hereinafter referred to as Shenzhen Fuhaoheng Investment Co., Ltd) and THERMOENERGY CORPORATION, an American company whose principal place of business is located at 1300 Tower Building, 323 Center Street, Little Rock, Arkansas 72201 USA (hereinafter referred to as ThermoEnergy).

WHEREAS, Shenzhen Fuhaoheng Investment Co. LTD and ThermoEnergy intend to form a Chinese joint venture company to construct and operate a pilot wastewater processing plant utilizing ThermoEnergy's proprietary technologies, the "Sludge-to-Oil Reactor System" (STORS) and the "Ammonia Recovery Process" (ARP) in Shenzhen, People's Republic of China, and;

WHEREAS, upon the successful completion of the Shenzhen pilot plant project, the Chinese joint venture company intends to pursue commercial, municipal and industrial wastewater opportunities within the People's Republic of China utilizing the STORS and ARP technologies, and;

WHEREAS, Shenzhen Fuhaoheng Investment Co. LTD and ThermoEnergy intend to exchange business communications with each other upon the mutual execution of this Letter of Intent and agree the details and content of these communications shall be held confidential and proprietary, excluding information that is subject to regulatory disclosure requirements mandated by the U.S. Securities and Exchange Commission, and;

WHEREAS, it is the intent of Shenzhen Fuhaoheng Investment Co., LTD and ThermoEnergy to conclude these communications by signing a formal joint venture agreement during the week of September 15, 2002, and;

WHEREAS, ThermoEnergy agrees that if, for any reason, the joint venture agreement is not signed during the week of September 15, 2002, it will continue to negotiate in good faith with Shenzhen Fuhaoheng Investment Co. LTD for the sole and exclusive use of STORS and ARP technologies within the People's Republic of China until the close of business, December 31, 2002.

         NOW. THEREFORE,

         1. Shenzhen Fuhaoheng Investment Co. LTD will:

            A. Provide a capital investment which shall be determined and be based upon the results of a feasibility study conducted by Qinghua University. The feasibility study shall be based upon data provided by ThermoEnergy.



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                  Shenzhen Fuhaoheng Investment Co. LTD shall have an equity position in the new Chinese joint venture company of not less than fifty-one percent (51%).

            B. Provide the land required for the construction of the pilot plant.

            C. Secure the necessary construction permits and any and all other documentation required by Chinese government entities for the pilot plant's design, construction and continuing operation.

            D. Provide the required infrastructure connections with the city's present and operating sewage-processing system.

            E. Identify and negotiate, in consultation with ThermoEnergy, with qualified Chinese general contractors for the pilot plant's construction.

            F. Assist ThermoEnergy in identifying and negotiating with qualified Chinese equipment vendors.

            G. Provide guidance and assistance in all areas of mutual interest to ensure timely and efficient management of the project's design, construction and implementation phases.

         2. ThermoEnergy will:

            A. Provide its proprietary processes known as the "Sludge-To-Oil Reactor System," (STORS) and the "Ammonia Recovery Process"
                  (ARP) as its technology contribution to the new Chinese joint venture company, which shall entitle ThermoEnergy to thirty-five percent (35%) of the Chinese joint venture company.

            B. Provide a capital contribution, at its sole discretion, the amount of which shall be determined prior to the week of September 15, 2002, which will allow ThermoEnergy to purchase up to an additional fourteen percent (14%) of the Chinese joint venture company.

            C. Be responsible for the design, construction and operating phases of the pilot plant.

            D. Provide Qinghua University with all requested and required documentation by June 28, 2002 so as China-based technical experts can author and publish a feasibility study which shall verify ThermoEnergy's "STORS" and "ARP" technologies and which shall be incorporated into the joint venture agreement.



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            E.    Be responsible for the selection of equipment used in the
                  STORS and ARP processes and the best source of such equipment.

            F. Assist in the identification and selection of equipment vendors for ancillary components of the pilot plant facility.

            G. Provide guidance and assistance in all areas of mutual interest to ensure timely and efficient management of the project's design, construction and implementation phases.

IN WITNESS WHEREOF, the parties hereto have executed this letter of Intent as of the date first written above.

SHENZHEN FUHAOHENG INVESTMENT CO., LTD        THERMOENERGY CORPORATION

/s/ Jang Gou Jin                              /s/ Dennis Cossey
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          JANG GOU JIN                        DENNIS COSSEY
          GENERAL MANAGER                     CHAIRMAN & CHIEF EXECUTIVE OFFICER













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